As filed with the Securities and Exchange Commission on July 27, 2000
                                Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                  COMARCO, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

        California                                           95-2088894
-------------------------------                          ------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                                   2 Cromwell
                            Irvine, California 92618
                                 (949) 599-7400
               ---------------------------------------------------
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                         1995 EMPLOYEE STOCK OPTION PLAN
                             (as restated June 2000)
                         -------------------------------
                            (Full title of the plan)

                                 Daniel R. Lutz
                             Chief Financial Officer
                                  COMARCO, INC.
                                   2 Cromwell
                            Irvine, California 92618
                                 (949) 599-7400
             --------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:
                             Roger H. Lustberg, Esq.
                               Riordan & McKinzie
                       300 South Grand Avenue, 29th Floor
                          Los Angeles, California 90071


                         CALCULATION OF REGISTRATION FEE

                                    Proposed         Proposed
Title of each          Amount       Maximum          Maximum          Amount of
class of securities    to be      Offering Price    Aggregate       Registration
to be registered     Registered    Per Share(1)   Offering Price(1)     Fee
------------------   ----------   --------------  ----------------- ------------

Common Stock          200,000       $33.625         $6,725,000        $1,775.00

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low sales prices on July 20, 2000.





                                      II-7
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed by the Company with the Commission, as noted below, are incorporated by reference into this Registration
Statement:

         (1) The Annual Report of the Company on Form 10-K for the fiscal year ended January 31, 2000 as filed with the Commission on April 28, 2000;

         (2) The Quarterly Report of the Company on Form 10-Q for the quarter ended April 30, 2000 as filed with the Commission on June 14, 2000;

         (3) The Definitive Proxy Statement of the Company on Schedule 14A, as filed with the Commission on May 22, 2000; and

         (4) Description of the Company's Common Stock contained in Exhibit 3.1 of Amendment No. 1 to the Quarterly Report of the Company on Form 10-Q for the quarter ended July 31, 1988, as filed with the Commission on November 23, 1988.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Riordan & McKinzie, a Professional Law Corporation, Los Angeles, California.

Item 6.  Indemnification of Directors and Officers.

         The Company is a California corporation. The Company's Articles of Incorporation and Bylaws provide for the indemnification of the officers and directors of the Company to the full extent permitted by law. Section 317 of the General Corporation Law of the State of California ("GCL") provides that a California corporation has the power to indemnify its officers and directors in certain circumstances.

         Subdivision (b) of Section 317 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor), against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if such director or officer acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such director or officer was unlawful.

         Subdivision (c) of Section 317 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred by such director or officer in connection with the defense or settlement of the action if such director or officer acted in good faith, in a manner believed to be in the best interests of the corporation and its shareholders, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation in the performance of such director's or officer's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine or of settlement amounts and expenses paid in connection with pending actions disposed of without court approval. Indemnification under Section 317 may only be made in a specific case upon a determination that the director or officer has met the applicable standard of conduct.

         Section 317 further provides that to the extent a director or officer of the corporation has been successful in the defense of any proceeding referred to in subdivision (b) or (c) or in the defense of any claim, issue, or matter therein, such director or officer shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 317 shall not be deemed exclusive of any additional rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against or incurred by such director or officer in such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against that liability under Section 317.

         The Company's Articles of Incorporation currently provide that the liability of the director for monetary damages shall be eliminated to the fullest extent permissible under California law. The Company's Bylaws provide for indemnification of the officers and directors of the Company to the maximum extent permitted by law. Subdivision (a)(10) of Section 204 of the GCL, provides that such exculpation from liability may not be afforded (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of such director's duty to the corporation or its shareholders, (vi) under Section 310 of the GCL or (vii) under Section 316 of the GCL.

Item 7.  Exemptions from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

Exhibit
Number                     Document

4.1      COMARCO, Inc. 1995 Employee Stock Option Plan (as restated June 2000).*
5.1 Opinion of Riordan & McKinzie as to the legality of the Common Stock registered hereby.
23.1     Consent of  Riordan  & McKinzie - contained  in  the opinion  filed  as
         Exhibit 5.1.
23.2     Consent of KPMG LLP.
24.1     Power of Attorney (included on Page II-5 hereto).


* Incorporated by reference to Exhibit A to COMARCO, Inc. Definitive Proxy Statement on Schedule 14A (pages 21 to 27), as filed with the Commission on May 22, 2000 (File No. 000-05449).


Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 27th day of July, 2000.

                                  COMARCO, Inc.




                                   By:  /s/ THOMAS A. FRANZA
                                        --------------------
                                        Thomas A. Franza
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas A. Franza his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                           Title                     Date
     ---------                           -----                     ----


/s/ THOMAS A. FRANZA              President, Chief Executive
--------------------------        Officer and Director
Thomas A. Franza                                               July 27, 2000


/s/ DON M. BAILEY                 Director
--------------------------
Don M. Bailey                                                  July 27, 2000


/s/ GEN. WILBUR L. CREECH         Director
-------------------------                                      July 27, 2000
Gen. Wilbur L. Creech


/s/ GERALD D. GRIFFIN             Director
------------------------
Gerald D. Griffin                                              July 27, 2000




----------------------             Director
Jeffrey R. Hultman                                             July 27, 2000

                                  COMARCO, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


Exhibit
Number                     Document

4.1*   COMARCO, Inc. 1995 Employee Stock Option Plan (as restated June 2000).
5.1 Opinion of Riordan & McKinzie as to the legality of the Common Stock registered hereby.
23.1 Consent of Riordan & McKinzie - contained in the opinion filed as Exhibit 5.1.
23.2   Consent of KPMG LLP.
24.1   Power of Attorney (included on Page II-5 hereto).


* Incorporated by reference to Exhibit A to COMARCO, Inc. Definitive Proxy Statement on Schedule 14A (pages 21 to 27), as filed with the Commission on May 22, 2000 (File No. 000-05449).